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                                                                   EXHIBIT 23(d)

              CONSENT OF ALEX SHESHUNOFF & CO. INVESTMENT BANKING


         In connection with the proposed merger of Security Bancorp, Inc., Canton, Georgia and Habersham Bancorp, Inc., Cornelia, Georgia, the undersigned, acting as an independent financial analyst to the common shareholders of Security Bancorp, Inc., hereby consents to the reference to our firm in the proxy statement and to the inclusion of our fairness opinion as an exhibit to the proxy statement.


                                                   February 24, 1995



                                        ALEX SHESHUNOFF & CO. INVESTMENT BANKING
                                        AUSTIN, TEXAS


                                        By: /s/Wade Schuessler
                                            ------------------------------------
                                            Wade Schuessler
                                            Vice President





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